Exhibit 2.1

ASSIGNMENT AND SHARE TRANSFER AGREEMENT

THIS AGREEMENT is made effective as of the 14th day of June, 2012

AMONG:

PACIFIC GREEN TECHNOLOGIES, INC., a Delaware corporation, of 3651 Lindell Rd., Suite D155, Las Vegas, Nevada, 89103

("Acquirer")

AND:

PACIFIC GREEN TECHNOLOGIES LIMITED, an England and Wales corporation, with a registered office at 2 – 6 Cannon Street, London, England, EC4M 6YH

("Priveco")

AND:

PACIFIC GREEN GROUP LIMITED, the sole Shareholder of Priveco, having a registered office at Bison Court, Road Town, Tortola British Virgin Islands

(the "Selling Shareholder")

WHEREAS:

A.	The Selling Shareholder is the registered and beneficial owner of all of the issued and outstanding shares in the capital of Priveco;

B.
The Selling Shareholder and EnviroResolutions Inc. ("ENVI") have entered into a representation agreement effective June 7, 2010 (the "Representation Agreement"), pursuant to which the Selling Shareholder is the exclusive worldwide sales agent for the ENVI emission technologies;

C.
Acquirer has agreed to pay $25,000,000, to consist of $20,000,000 with the issuance of 5,000,000 common shares in the capital of Acquirer as of the Closing Date, as defined herein, and the issuance of a promissory note in the amount of $5,000,000, to the Selling Shareholder as consideration for the transfer and assignment to Acquirer of all of the issued and outstanding shares of Priveco held by the Selling Shareholder and the assignment of the Representation Agreement from the Selling Shareholder to Acquirer; and

D.
Upon the terms and subject to the conditions set forth in this Agreement, the Selling Shareholder has agreed to transfer all of the issued and outstanding shares of Priveco held by the Selling Shareholder to Acquirer, and assign the Representation Agreement, in exchange for common shares of Acquirer as the consideration payable.

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:

1.	DEFINITIONS

1.1.	Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	"Agreement" shall mean this Agreement, and all the exhibits, schedules and other documents attached to or referred to in this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)
"Closing" shall mean the completion of the Transaction, in accordance with Section 7 hereof, at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(c)
"Closing Date" shall mean a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6 following the satisfaction or waiver by Acquirer and Priveco of the conditions precedent set out in Sections 5.1 and 5.2 respectively, provided that such date shall be no later than six (6) weeks after delivery of the Priveco Financial Statements to be delivered under Section 5.1(j) hereof;

(d)	"Closing Documents" shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(e)	"Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended;

(f)	"GAAP" shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods;

(g)
 "Liabilities" shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(h)
"Priveco Shares" shall mean the one ordinary of Priveco held by the Selling Shareholder, being all of the issued and outstanding shares of Priveco beneficially held, either directly or indirectly, by the Selling Shareholder;

(i)	"Acquirer Shares" shall mean the 5,000,000 fully paid and non-assessable common shares of Acquirer, to be issued to the Selling Shareholder by Acquirer on the Closing Date;

(j)	"SEC" shall mean the Securities and Exchange Commission;

(k)	"Securities Act" shall mean the United States Securities Act of 1933, as amended;

(l)
"Taxes" shall include international, federal, state, provincial and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments; and

(m)
"Transaction" shall mean the transfer of the Priveco Shares to Acquirer from the Selling Shareholder, and the assignment of the Representation Agreement, in consideration for the issuance of the Acquirer Shares.

1.2.	Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1	–	Selling Shareholder
Schedule 2	–	Certificate of Non-U.S. Shareholder
Schedule 3	–	Directors and Officers of Priveco
Schedule 4	–	Directors and Officers of Acquirer
Schedule 5	–	Priveco Leases, Subleases, Claims, Capital Expenditures, Taxes and Other Property Interests
Schedule 6	–	Priveco Intellectual Property
Schedule 7	–	Priveco Material Contracts
Schedule 8	–	Priveco Employment Agreements and Arrangements

1.3.	Currency. All references to currency referred to in this Agreement are in United States Dollars (US$), unless expressly stated otherwise.

2.	THE ASSIGNMENT AND TRANSFER

2.1.
Offer, Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, the Selling Shareholder hereby covenants and agrees to sell, assign and transfer to Acquirer, and Acquirer hereby covenants and agrees to purchase from the Selling Shareholder all of the Priveco Shares held by the Selling Shareholder.

2.2.
Assignment of Representation Agreement.     The Selling Shareholder hereby unconditionally forever assigns and transfers to Acquirer all of the Selling Shareholder’s right, title and interest in and to the Representation Agreement and all benefits and advantages to be derived therefrom (the “Assignment”). Acquirer hereby covenants and agrees with the Selling Shareholder that Acquirer will fully and faithfully abide by all terms and conditions of the Representation Agreement and fully and faithfully perform all responsibilities and obligations of the Selling Shareholder under the Representation Agreement.

2.3.
Promissory Note.    The Acquirer shall issue a promissory note in the aggregate principal amount of $5,000,000 to the Selling Shareholder (the “Promissory Note”).  The Acquirer shall pay to the Selling Shareholder $1,000,000 on each anniversary date of the Closing Date, up to and including the fifth anniversary, in satisfaction of the Promissory Note, provided that the Acquirer has generated gross revenue under the Representation Agreement in that amount by the anniversary date.  In the event that the required revenues are not achieved, any lesser amount of gross revenues shall be paid towards the Promissory Note, with any unpaid portion otherwise due becoming due and payable on the following anniversary date.

2.4.
Consideration. As consideration for the assignment of the Representation Agreement and transfer of the Priveco Shares by the Selling Shareholder to Acquirer, Acquirer shall pay $25,000,000, which shall be satisfied with the issuance of the Acquirer Shares and the Promissory Note to the Selling Shareholder as set out in Schedule 1. The Selling Shareholder acknowledges and agrees that the Acquirer Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities Act. As required by applicable securities law, the Selling Shareholder agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Acquirer Shares issued on Closing will be endorsed with one of the following legend pursuant to the Securities Act in order to reflect the fact that the Acquirer Shares will be issued to the Selling Shareholder pursuant to an exemption from the registration requirements of the Securities Act:

For the Selling Shareholder, not being resident in the United States:

"THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT."

2.5.
Share Exchange Procedure. The Selling Shareholder shall exchange its certificate representing the Priveco Shares by delivering such certificate to Acquirer duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the Acquirer Shares to the holder thereof, together with a Certificate of Non-U.S. Shareholder (the "Regulation S Certificate"), a copy of which is set out in Schedule 2.

2.6.	Closing Date. The Closing will take place, subject to the terms and conditions of this Agreement, on the Closing Date.

2.7.
Restricted Shares. The Selling Shareholder acknowledges that the Acquirer Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

2.8.
Exemptions. The Selling Shareholder acknowledges that Acquirer has advised such Selling Shareholder that Acquirer is relying upon the representations and warranties of the Selling Shareholder set out in the Regulation S Certificate to issue the Acquirer Shares under an exemption from the prospectus and registration requirements of the Securities Act.

3.	REPRESENTATIONS AND WARRANTIES OF PRIVECO

As of the Closing, Priveco and the Selling Shareholder, jointly and severally, represent and warrant to Acquirer, and acknowledge that Acquirer is relying upon such representations and warranties, in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Acquirer, as follows:

3.1.
Organization and Good Standing. Priveco is a corporation duly organized, validly existing and in good standing under the laws of England and Wales and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Priveco is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Priveco owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Priveco taken as a whole.

3.2.
Authority. Priveco has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the "Priveco Documents") to be signed by Priveco and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Priveco Documents by Priveco and the consummation of the transactions contemplated hereby have been duly authorized by Priveco's board of directors. No other corporate or shareholder proceedings on the part of Priveco is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Priveco Documents when executed and delivered by Priveco as contemplated by this Agreement will be, duly executed and delivered by Priveco and this Agreement is, and the other Priveco Documents when executed and delivered by Priveco as contemplated hereby will be, valid and binding obligations of Priveco enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

3.3.
Capitalization of Priveco. The entire authorized capital stock and other equity securities of Priveco consists of one ordinary share (the "Priveco Common Stock").  As of the date of this Agreement, there is one ordinary share of Priveco Common Stock issued and outstanding. All of the issued and outstanding shares of Priveco Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with the laws of England and Wales and its Articles of Association. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating Priveco to issue any additional shares of Priveco Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Priveco any shares of Priveco Common Stock. There are no agreements purporting to restrict the transfer of the Priveco Common Stock, no voting agreements, shareholders' agreements, voting trusts, or other arrangements restricting or affecting the voting of the Priveco Common Stock.

3.4.
Shareholders of Priveco Common Stock. As of the Closing Date, Schedule 1 contains a true and complete list of the holders of all issued and outstanding shares of the Priveco Common Stock including each holder's name, address and number of Priveco Shares held.

3.5.	Directors and Officers of Priveco. The duly elected or appointed directors and the duly appointed officers of Priveco are as set out in Schedule 3.

3.6.
Corporate Records of Priveco. The corporate records of Priveco, as required to be maintained by it pursuant to all applicable laws, are accurate, complete and current in all material respects, and the minute book of Priveco is, in all material respects, correct and contains all records required by all applicable laws, as applicable, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Priveco.

3.7.	Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Priveco or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Priveco or any of its subsidiaries, or any of their respective material property or assets; or

(b)	violate any provision of the Articles of Association or any other constating documents of Priveco, any of its subsidiaries or any applicable laws.

3.8.
Actions and Proceedings. To the best knowledge of Priveco, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against Priveco or which involves any of the business, or the properties or assets of Priveco that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Priveco taken as a whole (a "Priveco Material Adverse Effect"). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Priveco Material Adverse Effect.

3.9.	Compliance.

(a)
To the best knowledge of Priveco, Priveco is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Priveco;

(b)
To the best knowledge of Priveco, Priveco is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Priveco Material Adverse Effect; and

(c)
Priveco has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Priveco has not received any notice of any violation thereof, nor is Priveco aware of any valid basis therefore.

3.10.
Financial Representations. The consolidated audited balance sheets for Priveco from incorporation on April 5, 2011 to March 31, 2012 (the "Priveco Accounting Date"), together with related statements of income, cash flows, and changes in shareholder's equity for such fiscal years and interim period then ended (collectively, the "Priveco Financial Statements") to be supplied on or before the Closing Date:

(a)	are in accordance with the books and records of Priveco;

(b)	present fairly the financial condition of Priveco as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with GAAP.

Priveco has not received any advice or notification from its independent certified public accountants that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Priveco Financial Statements or the books and records of Priveco, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Priveco accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Priveco. Priveco has not engaged in any transaction, maintained any bank account, or used any funds of Priveco, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Priveco.

3.11.
Absence of Undisclosed Liabilities. Priveco does not have any material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise that exceed $5,000, which:

(a)	are not set forth in the Priveco Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Acquirer; or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Priveco Financial Statements

3.12.	Tax Matters.

(a)	As of the date hereof:

(i)
Priveco has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to Priveco, and

(ii)	all such returns are true and correct in all material respects;

(b)
Priveco has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof, and has established an adequate reserve therefore on its balance sheets for those Taxes not yet due and payable, except for any Taxes the non-payment of which will not have a Priveco Material Adverse Effect;

(c)
Priveco is not presently under or has not received notice of, any contemplated investigation or audit by regulatory or governmental agency of body or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)
all Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)
to the best knowledge of Priveco, the Priveco Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Priveco for the accounting period ended on the Priveco Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Priveco Accounting Date or for any profit earned by Priveco on or prior to the Priveco Accounting Date or for which Priveco is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Priveco Financial Statements.

3.13.	Absence of Changes. Since the Priveco Accounting Date, Priveco has not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties except for ordinary course business transactions consistent with past practice;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Priveco or its subsidiaries to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $12,000;

(j)
other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

3.14.	Absence of Certain Changes or Events. Since the Priveco Accounting Date, there has not been:

(a)	a Priveco Material Adverse Effect; or

(b)	any material change by Priveco in its accounting methods, principles or practices.

3.15.	Subsidiaries. Priveco does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

3.16.
Personal Property. Priveco possesses, and has good and marketable title of all property necessary for the continued operation of the business of Priveco as presently conducted and as represented to Acquirer. All such property is used in the business of Priveco. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Priveco is owned by Priveco free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 5.

3.17.	Intellectual Property

(a)
Intellectual Property Assets. Priveco owns or holds an interest in all intellectual property assets necessary for the operation of the business of Priveco as it is currently conducted (collectively, the "Intellectual Property Assets"), including:

(i)	all functional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, the "Marks");

(ii)	all patents, patent applications, and inventions, methods, processes and discoveries that may be patentable (collectively, the "Patents");

(iii)	all copyrights in both published works and unpublished works (collectively, the "Copyrights"); and

(iv)
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Priveco as licensee or licensor (collectively, the "Trade Secrets").

(b)
Agreements. Schedule 6 contains a complete and accurate list and summary description, including any royalties paid or received by Priveco, of all contracts and agreements relating to the Intellectual Property Assets to which Priveco is a party or by which Priveco is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Priveco is the licensee. To the best knowledge of Priveco, there are no outstanding or threatened disputes or disagreements with respect to any such agreement.

(c)
Intellectual Property and Know-How Necessary for the Business. Except as set forth in Schedule 6, Priveco is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, and has the right to use without payment to a third party of all the Intellectual Property Assets. Except as set forth in Schedule 6, all former and current employees and contractors of Priveco have executed written contracts, agreements or other undertakings with Priveco that assign all rights to any inventions, improvements, discoveries, or information relating to the business of Priveco. No employee, director, officer or shareholder of Priveco owns directly or indirectly in whole or in part, any Intellectual Property Asset which Priveco is presently using or which is necessary for the conduct of its business. To the best knowledge of Priveco, no employee or contractor of Priveco has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Priveco.

(d)
Patents. Except as set out in Schedule 6, Priveco does not hold any right, title or interest in and to any Patent and Priveco has not filed any patent application with any third party. To the best knowledge of Priveco, none of the products manufactured and sold, nor any process or know-how used, by Priveco infringes or is alleged to infringe any patent or other proprietary night of any other person or entity.

(e)
Trademarks. Except as set out in Schedule 6, Priveco does not hold any right, title or interest in and to any Mark and Priveco has not registered or filed any application to register any Mark with any third party. To the best knowledge of Priveco, none of the Marks, if any, used by Priveco infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(f)
Copyrights. Schedule 6 contains a complete and accurate list and summary description of all Copyrights. Priveco is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims. If applicable, all registered Copyrights are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. To the best knowledge of Priveco, no Copyright is infringed or has been challenged or threatened in any way and none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)
Trade Secrets. Priveco has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. Priveco has good title and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and to the best knowledge of Priveco, have not been used, divulged, or appropriated either for the benefit of any person or entity or to the detriment of Priveco. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.18.
Insurance. The products sold by and the assets owned by Priveco are insured under various policies of general product liability and other forms of insurance consistent with prudent business practices. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default by Priveco, or any event which, with the giving of notice, the lapse of time or both, would constitute a default thereunder. All premiums to date have been paid in full.

3.19.
Employees and Consultants. All employees and consultants of Priveco have been paid all salaries, wages, income and any other sum due and owing to them by Priveco, as at the end of the most recent completed pay period. Priveco is not aware of any labor conflict with any employees that might reasonably be expected to have a Priveco Material Adverse Effect. To the best knowledge of Priveco, no employee of Priveco is in violation of any term of any employment contract, non-disclosure agreement, non-competition agreement or any other contract or agreement relating to the relationship of such employee with Priveco or any other nature of the business conducted or to be conducted by Priveco.

3.20.
Real Property. Priveco does not own any real property. Each of the leases, subleases, claims or other real property interests (collectively, the "Leases") to which Priveco is a party or is bound, as set out in Schedule 5, is legal, valid, binding, enforceable and in full force and effect in all material respects. All rental and other payments required to be paid by Priveco pursuant to any such Leases have been duly paid and no event has occurred which, upon the passing of time, the giving of notice, or both, would constitute a breach or default by any party under any of the Leases. The Leases will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date. Priveco has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or the leasehold property pursuant thereto.

3.21.
Material Contracts and Transactions. Schedule 7 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which Priveco is a party (each, a "Contract"). Each Contract is in full force and effect, and there exists no material breach or violation of or default by Priveco under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by Priveco. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction contemplated by this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

3.22.	Certain Transactions. Priveco is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

3.23.
No Brokers. Priveco has not incurred any independent obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the Transaction contemplated by this Agreement.

3.24.
Completeness of Disclosure. No representation or warranty by Priveco in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Acquirer pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.	REPRESENTATIONS AND WARRANTIES OF ACQUIRER

As of the Closing, Acquirer represents and warrants to Priveco and the Selling Shareholder and acknowledges that Priveco and the Selling Shareholder are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement, notwithstanding any investigation made by or on behalf of Priveco or the Selling Shareholder, as follows:

4.1.
Organization and Good Standing. Acquirer is duly incorporated, organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Acquirer is qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which it owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the businesses, operations, or financial condition of Acquirer.

4.2.
Authority. Acquirer has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the "Acquirer Documents") to be signed by Acquirer and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Acquirer Documents by Acquirer and the consummation by Acquirer of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Acquirer is necessary to authorize such documents or to consummate the transactions contemplated hereby. This Agreement has been, and the other Acquirer Documents when executed and delivered by Acquirer as contemplated by this Agreement will be, duly executed and delivered by Acquirer and this Agreement is, and the other Acquirer Documents when executed and delivered by Acquirer, as contemplated hereby will be, valid and binding obligations of Acquirer enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.3.
Capitalization of Acquirer. The entire authorized capital stock and other equity securities of Acquirer consists of 500,000,000 shares of common stock with a par value of $0.001 (the "Acquirer Common Stock"). As of the date of this Agreement, there are 26,865 shares of Acquirer Common Stock issued and outstanding. All of the issued and outstanding shares of Acquirer Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. There are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Acquirer to issue any additional shares of Acquirer Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Acquirer any shares of Acquirer Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Acquirer Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Acquirer Common Stock.

4.4.	Directors and Officers of Acquirer. The duly elected or appointed directors and the duly appointed officers of Acquirer are as listed on Schedule 4.

4.5.
Corporate Records of Acquirer. The corporate records of Acquirer, as required to be maintained by it pursuant to the laws of the State of Delaware, are accurate, complete and current in all material respects, and the minute book of Acquirer is, in all material respects, correct and contains all material records required by the law of the State of Nevada in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of Acquirer.

4.6.	Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of the Transaction, will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Acquirer under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquirer or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Acquirer; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Acquirer or any of its material property or assets.

4.7.
Validity of Acquirer Common Stock Issuable upon the Transaction. The Acquirer Shares to be issued to the Selling Shareholder upon consummation of the Transaction in accordance with this Agreement will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

4.8.
Actions and Proceedings. To the best knowledge of Acquirer, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or, to the best knowledge of Acquirer, threatened against Acquirer which involves any of the business, or the properties or assets of Acquirer that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Acquirer taken as a whole (a "Acquirer Material Adverse Effect"). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Acquirer Material Adverse Effect.

4.9.	Compliance.

(a)
To the best knowledge of Acquirer, Acquirer is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Acquirer;

(b)
To the best knowledge of Acquirer, Acquirer is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Acquirer Material Adverse Effect;

(c)
Acquirer has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Acquirer has not received any notice of any violation thereof, nor is Acquirer aware of any valid basis therefore.

4.10.
Filings, Consents and Approvals. No filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person or entity is necessary for the consummation by Acquirer of the Transaction contemplated by this Agreement to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

4.11.
Financial Representations. Acquirer has provided true, correct, and complete copies of audited balance sheets for Acquirer dated as of  March 31, 2012 (the "Acquirer Accounting Date"), together with related statements of income, cash flows, and changes in shareholder's equity for the fiscal year and interim period then ended (collectively, the "Acquirer Financial Statements"). The Acquirer Financial Statements:

(a)	are in accordance with the books and records of Acquirer;

(b)	present fairly the financial condition of Acquirer as of the respective dates indicated and the results of operations for such periods; and

(c)	have been prepared in accordance with GAAP.

Acquirer has not received any advice or notification from its independent certified public accountants that Acquirer has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Acquirer Financial Statements or the books and records of Acquirer, any properties, assets, Liabilities, revenues, or expenses. The books, records, and accounts of Acquirer accurately and fairly reflect, in reasonable detail, the assets, and Liabilities of Acquirer. Acquirer has not engaged in any transaction, maintained any bank account, or used any funds of Acquirer, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Acquirer.

4.12.	Absence of Undisclosed Liabilities. Acquirer has no material Liabilities or obligations either direct or indirect, matured or unmatured, absolute, contingent or otherwise, which:

(a)	are not set forth in the Acquirer Financial Statements or have not heretofore been paid or discharged;

(b)	did not arise in the regular and ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed in writing to Priveco; or

(c)
have not been incurred in amounts and pursuant to practices consistent with past business practice, in or as a result of the regular and ordinary course of its business since the date of the last Acquirer Financial Statements.

4.13.	Tax Matters.

(a)	As of the date hereof:

(i)
Acquirer has timely filed all tax returns in connection with any Taxes which are required to be filed on or prior to the date hereof, taking into account any extensions of the filing deadlines which have been validly granted to them, and

(ii)	all such returns are true and correct in all material respects;

(b)	Acquirer has paid all Taxes that have become or are due with respect to any period ended on or prior to the date hereof;

(c)
Acquirer is not presently under and has not received notice of, any contemplated investigation or audit by the Canada Revenue Agency or the Internal Revenue Service or any foreign or state taxing authority concerning any fiscal year or period ended prior to the date hereof;

(d)
All Taxes required to be withheld on or prior to the date hereof from employees for income Taxes, social security Taxes, unemployment Taxes and other similar withholding Taxes have been properly withheld and, if required on or prior to the date hereof, have been deposited with the appropriate governmental agency; and

(e)
To the best knowledge of Acquirer, the Acquirer Financial Statements contain full provision for all Taxes including any deferred Taxes that may be assessed to Acquirer for the accounting period ended on the Acquirer Accounting Date or for any prior period in respect of any transaction, event or omission occurring, or any profit earned, on or prior to the Acquirer Accounting Date or for any profit earned by Acquirer on or prior to the Acquirer Accounting Date or for which Acquirer is accountable up to such date and all contingent Liabilities for Taxes have been provided for or disclosed in the Acquirer Financial Statements.

4.14.	Absence of Changes. Since the Acquirer Accounting Date, except as contemplated in this Agreement, Acquirer has not:

(a)
incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

(b)	sold, encumbered, assigned or transferred any material fixed assets or properties;

(c)
created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of the material assets or properties of Acquirer to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

(d)
made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or cancelled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, other than in the ordinary course of business;

(e)
declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares or equity securities;

(f)	suffered any damage, destruction or loss, whether or not covered by insurance, that materially and adversely effects its business, operations, assets, properties or prospects;

(g)	suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

(h)
received notice or had knowledge of any actual or threatened labor trouble, termination, resignation, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

(i)	made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $5,000;

(j)
other than in the ordinary course of business, increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or directors or made any increase in, or any addition to, other benefits to which any of its employees or directors may be entitled;

(k)	entered into any transaction other than in the ordinary course of business consistent with past practice; or

(l)	agreed, whether in writing or orally, to do any of the foregoing.

4.15.	Absence of Certain Changes or Events. Since the Acquirer Accounting Date, there has not been:

(a)	a Acquirer Material Adverse Effect; or

(b)	any material change by Acquirer in its accounting methods, principles or practices.

4.16.
Material Contracts and Transactions. Other than as expressly contemplated by this Agreement, there are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Acquirer is a party except as disclosed in writing to Priveco.

4.17.
No Brokers. Acquirer has not incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the Transaction contemplated by this Agreement.

4.18.
Internal Accounting Controls. Acquirer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.19.
No SEC or FINRA Inquiries. Neither the Acquirer nor any of its past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or FINRA. Acquirer currently does not have any outstanding comment letters or other correspondences from the SEC or the FINRA.

4.20.
Completeness of Disclosure. No representation or warranty by Acquirer in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Priveco pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

5.	CLOSING CONDITIONS

5.1.
Conditions Precedent to Closing by Acquirer. The obligation of Acquirer to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6. The Closing of the Transaction contemplated by this Agreement will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Acquirer and may be waived by Acquirer in its sole discretion.

(a)
Representations and Warranties. The representations and warranties of Priveco and the Selling Shareholder set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Priveco will have delivered to Acquirer a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Priveco in this Agreement are true and correct.

(b)
Performance. All of the covenants and obligations that Priveco and the Selling Shareholder are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(c)
Transaction Documents. This Agreement, the Priveco Documents, the Priveco Financial Statements and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Acquirer, will have been executed and delivered to Acquirer.

(d)
Third Party Consents. Acquirer will have received duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Acquirer.

(e)
Employment Agreements. Acquirer will have received from Priveco copies of all agreements or arrangements that evidence the employment of all of the hourly and salaried employees of Priveco as set out on Schedule 8 attached hereto, which constitute all of the employees reasonably necessary to operate the business of Priveco substantially as presently operated.

(f)	No Material Adverse Change. No Priveco Material Adverse Effect will have occurred since the date of this Agreement.

(g)	Outstanding Shares. Priveco will have no more than one ordinary shares of Priveco Common Stock issued and outstanding on the Closing Date.

(h)
Delivery of Financial Statements. Priveco will have delivered to Acquirer the Priveco Financial Statements, which financial statements will include audited financial statements for Priveco's two fiscal years, prepared in accordance with GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

(i)	Due Diligence Review of Financial Statements. Acquirer and its accountants will be reasonably satisfied with their due diligence investigation and review of the Priveco Financial Statements.

(j)
Due Diligence Generally. Acquirer and its solicitors will be reasonably satisfied with their due diligence investigation of Priveco that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	materials, documents and information in the possession and control of Priveco and the Selling Shareholder which are reasonably germane to the Transaction;

(ii)	a physical inspection of the assets of Priveco by Acquirer or its representatives; and

(iii)	title to the material assets of Priveco.

(k)
Compliance with Securities Laws. Acquirer will have received evidence satisfactory to Acquirer that the Acquirer Shares issuable in the Transaction will be issuable without registration pursuant to the Securities Act in reliance on a safe harbor from the registration requirements of the Securities Act provided by Regulation S.

In order to establish the availability of the safe harbor from the registration requirements of the Securities Act for the issuance of Acquirer Shares to the Selling Shareholder, Priveco will deliver to Acquirer on Closing, a Regulation S Certificate, duly executed by the Selling Shareholder.

5.2.
Conditions Precedent to Closing by Priveco. The obligation of Priveco and the Selling Shareholder to consummate the Transaction is subject to the satisfaction or written waiver of the conditions set forth below by a date mutually agreed upon by the parties hereto in writing and in accordance with Section 10.6. The Closing of the Transaction will be deemed to mean a waiver of all conditions to Closing. These conditions precedent are for the benefit of Priveco and the Selling Shareholder and may be waived by Priveco and the Selling Shareholder in their discretion.

(a)
Representations and Warranties. The representations and warranties of Acquirer set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date and Acquirer will have delivered to Priveco a certificate dated the Closing Date, to the effect that the representations and warranties made by Acquirer in this Agreement are true and correct.

(b)
Performance. All of the covenants and obligations that Acquirer are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Acquirer must have delivered each of the documents required to be delivered by it pursuant to this Agreement.

(c)
Transaction Documents. This Agreement, the Acquirer Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Priveco, will have been executed and delivered by Acquirer.

(d)
Third Party Consents. Priveco will have received from Acquirer duly executed copies of all third-party consents, permits, authorisations and approvals of any public, regulatory (including the SEC) or governmental body or authority or person or entity contemplated by this Agreement, in the form and substance reasonably satisfactory to Priveco.

(e)	No Material Adverse Change. No Acquirer Material Adverse Effect will have occurred since the date of this Agreement.

(f)
No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would result in and/or:

(i)	the consummation of any of the transactions contemplated by this Agreement; or

(ii)	cause the Transaction to be rescinded following consummation.

(g)
Outstanding Shares. On the Closing Date, Acquirer will have no more than 5,026,865 common shares issued and outstanding in the capital of Acquirer after giving effect to issuance of the Acquirer Shares.

(h)
Due Diligence Review of Financial Statements. Priveco and its accountants will be reasonably satisfied with their due diligence investigation and review of the Acquirer Financial Statements, the Acquirer SEC Documents, and the contents thereof, prepared in accordance with GAAP.

(i)
Due Diligence Generally. Priveco will be reasonably satisfied with their due diligence investigation of Acquirer that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction.

6.	ADDITIONAL COVENANTS OF THE PARTIES

6.1.
Notification of Financial Liabilities. Priveco will immediately notify Acquirer in accordance with Section 10.6 hereof, if Priveco receives any advice or notification from its independent certified public accounts that Priveco has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books, records, and accounts of Priveco, any properties, assets, Liabilities, revenues, or expenses. Notwithstanding any statement to the contrary in this Agreement, this covenant will survive Closing and continue in full force and effect.

6.2.
Access and Investigation. Between the date of this Agreement and the Closing Date, Priveco, on the one hand, and Acquirer, on the other hand, will, and will cause each of their respective representatives to:

(a)	afford the other and its representatives full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)
furnish the other and its representatives with copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and

(c)	furnish the other and its representatives with such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by a party and its representatives will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the other party. Each party will instruct its auditors to co-operate with the other party and its representatives in connection with such investigations.

6.3.
Confidentiality. All information regarding the business of Priveco including, without limitation, financial information that Priveco provides to Acquirer during Acquirer's due diligence investigation of Priveco will be kept in strict confidence by Acquirer and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Acquirer or disclosed to any third party (other than Acquirer's professional accounting and legal advisors) without the prior written consent of Priveco. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Priveco, Acquirer will immediately return to Priveco (or as directed by Priveco) any information received regarding Priveco's business. Likewise, all information regarding the business of Acquirer including, without limitation, financial information that Acquirer provides to Priveco during its due diligence investigation of Acquirer will be kept in strict confidence by Priveco and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Priveco or disclosed to any third party (other than Priveco's professional accounting and legal advisors) without Acquirer's prior written consent. If the Transaction contemplated by this Agreement does not proceed for any reason, then upon receipt of a written request from Acquirer, Priveco will immediately return to Acquirer (or as directed by Acquirer) any information received regarding Acquirer's business.

6.4.
Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

6.5.
Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, Priveco and Acquirer will not, directly or indirectly, solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Priveco or Acquirer, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

6.6.
Conduct of Priveco and Acquirer Business Prior to Closing. From the date of this Agreement to the Closing Date, and except to the extent that Acquirer otherwise consents in writing, Priveco will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent that Priveco otherwise consents in writing, Acquirer will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve intact its good reputation and present business organization and to preserve its relationships with persons having business dealings with it.

6.7.
Certain Acts Prohibited – Priveco. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Priveco will not, without the prior written consent of Acquirer:

(a)	alter or amend its Constitution, Articles of Association or other incorporation documents;

(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Priveco except in the ordinary course of business;

(c)	dispose of or contract to dispose of any Priveco property or assets, including the Intellectual Property Assets, except in the ordinary course of business consistent with past practice;

(d)
issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of the Priveco Common Stock, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

(e)	not:

(i)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Priveco Common Stock, or

(ii)	split, combine or reclassify any Priveco Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Priveco Common Stock; or

(f)
not materially increase benefits or compensation expenses of Priveco, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

6.8.
Certain Acts Prohibited - Acquirer. Except as expressly contemplated by this Agreement, between the date of this Agreement and the Closing Date, Acquirer will not, without the prior written consent of Priveco:

(a)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Acquirer except in the ordinary course of business consistent with past practice;

(b)	dispose of or contract to dispose of any Acquirer property or assets except in the ordinary course of business consistent with past practice;

(c)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Acquirer Common Stock; or

(d)
materially increase benefits or compensation expenses of Acquirer, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person.

6.9.
Public Announcements. Acquirer and Priveco each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement.

7.	CLOSING

7.1.
Closing. The Closing shall take place on the Closing Date at the offices of the lawyers for Acquirer or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Priveco and Acquirer, provided such undertakings are satisfactory to each party's respective legal counsel.

7.2.
Closing Deliveries of Priveco and the Selling Shareholder. At Closing, Priveco and the Selling Shareholder will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Acquirer:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Priveco evidencing approval of this Agreement and the Transaction;

(b)
if the Selling Shareholder appoints any person, by power of attorney or equivalent, to execute this Agreement or any other agreement, document, instrument or certificate contemplated by this agreement, on behalf of the Selling Shareholder, a valid and binding power of attorney or equivalent from such Selling Shareholder;

(c)	share certificates representing the Priveco Shares as required by Section 2.5 of this Agreement;

(d)	all certificates and other documents required by Sections 2.5 and 5.1 of this Agreement;

(e)	the Priveco Documents, the Priveco Financial Statements and any other necessary documents, each duly executed by Priveco, as required to give effect to the Transaction.

7.3.	Closing Deliveries of Acquirer. At Closing, Acquirer will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Priveco:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Acquirer evidencing approval of this Agreement and the Transaction;

(b)	the consideration of $25,000,000 payable by the issuance of share certificates representing the Acquirer Shares and the issuance of the Promissory Note;

(c)	all certificates and other documents required by Section 5.2 of this Agreement;

(d)	the Acquirer Documents and any other necessary documents, each duly executed by Acquirer, as required to give effect to the Transaction.

8.	TERMINATION

8.1.	Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Acquirer and Priveco;

(b)
Acquirer, if there has been a material breach by Priveco or any of the Selling Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Priveco or the Selling Shareholder that is not cured, to the reasonable satisfaction of Acquirer, within ten business days after notice of such breach is given by Acquirer (except that no cure period will be provided for a breach by Priveco or the Selling Shareholder that by its nature cannot be cured);

(c)
Priveco, if there has been a material breach by Acquirer of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Acquirer that is not cured by the breaching party, to the reasonable satisfaction of Priveco, within ten business days after notice of such breach is given by Priveco (except that no cure period will be provided for a breach by Acquirer that by its nature cannot be cured);

(d)
Acquirer or Priveco, if the Transaction contemplated by this Agreement has not been consummated prior to 70 days after the delivery of the Priveco Financial Statements, unless the parties hereto agree to extend such date in writing; or

(e)
Acquirer or Priveco if any permanent injunction or other order of a governmental entity of competent authority preventing the consummation of the Transaction contemplated by this Agreement has become final and non-appealable.

8.2.
Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9.	INDEMNIFICATION, REMEDIES, SURVIVAL

9.1.
Certain Definitions. For the purposes of this Article 9 the terms "Loss" and "Losses" mean any and all demands, claims, actions or causes of action, assessments, losses, damages, Liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Acquirer or Priveco including damages for lost profits or lost business opportunities.

9.2.
Agreement of Priveco to Indemnify. Priveco will indemnify, defend, and hold harmless, to the full extent of the law, Acquirer and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Acquirer and its shareholders by reason of, resulting from, based upon or arising out of:

(a)
the breach by Priveco of any representation or warranty of Priveco contained in or made pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)
the breach or partial breach by Priveco of any covenant or agreement of Priveco made in or pursuant to this Agreement, any Priveco Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3.
Agreement of the Selling Shareholder to Indemnify. The Selling Shareholder will indemnify, defend, and hold harmless, to the full extent of the law, Acquirer and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Acquirer and its shareholders by reason of, resulting from, based upon or arising out of:

(a)	any breach by the Selling Shareholder of Section 2.4 of this Agreement; or

(b)
any misstatement, misrepresentation or breach of the representations and warranties made by the Selling Shareholder contained in or made pursuant to the Regulation S Certificate executed by the Selling Shareholder as part of the share exchange procedure detailed in Section 2.5 of this Agreement.

9.4.
Agreement of Acquirer to Indemnify. Acquirer will indemnify, defend, and hold harmless, to the full extent of the law, Priveco and the Selling Shareholder from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Priveco and the Selling Shareholder by reason of, resulting from, based upon or arising out of:

(a)
the breach by Acquirer of any representation or warranty of Acquirer contained in or made pursuant to this Agreement, any Acquirer Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)
the breach or partial breach by Acquirer of any covenant or agreement of Acquirer made in or pursuant to this Agreement, any Acquirer Document or any certificate or other instrument delivered pursuant to this Agreement.

10.	MISCELLANEOUS PROVISIONS

10.1.
Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. Unless otherwise stated in this Agreement, and except for instances of fraud, the representations, warranties and agreements will survive the Closing Date and continue in full force and effect until one (1) year after the Closing Date.

10.2.
Further Assurances. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

10.3.	Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4.
Expenses. Acquirer will bear all costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives and accountants; provided that Acquirer and Priveco will bear its respective legal costs incurred in connection with the preparation, execution and performance of this Agreement and the Transaction contemplated hereby.

10.5.
Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6.
Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

If to Priveco or the Selling Shareholder:

Pacific Green Group Limited, Bison Court, Road Town, Tortola, British Virgin Islands

Attention:	Scott Poulter Esq.
Telephone:	1 284 494 2616
Facsimile:	1 284 494 2704

If to Acquirer:

3651 Lindell Road, Suite D155 Las Vegas, NV 89103 Telephone: 1-800-701-8561 Facsimile: 1-702-943-0233

With a copy (which will not constitute notice) to:

Macdonald Tuskey
Suite 400 – 570 Granville Street
Vancouver, BC V6C 3P1

Attention:	William L. Macdonald
Telephone:	(604) 689-1022
Facsimile:	(604) 681-4760

All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

10.7.	Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.8.	Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.9.	Assignment. This Agreement may not be assigned (except by operation of law) by any party without the consent of the other parties.

10.10.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

10.11.
Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

10.12.	Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

10.13.
Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday, Sunday or a legal holiday in the State of Delaware, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, Sunday or such a legal holiday.

10.14.
Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.15.	Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

10.16.	Schedules and Exhibits. The schedules and exhibits are attached to this Agreement and incorporated herein.

Remainder of page Intentionally Left Blank

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PACIFIC GREEN TECHNOLOGIES, INC.

Per:	/s/ Jordan Starkman
Authorized Signatory
Name: Jordan Starkman
Title: President

PACIFIC GREEN TECHNOLOGIES LIMITED

Per:	/s/ Scott Poulter
Authorized Signatory
Name: Scott Poulter
Title: President

PACIFIC GREEN GROUP LIMITED

Per:	/s/ Scott Poulter
Authorized Signatory
Name: Scott Poulter
Title: President

SCHEDULE 1
TO THE ASSIGNMENT AND SHARE TRANSFER AGREEMENT
AMONG PACIFIC GREEN TECHNOLOGIES, INC., PACIFIC GREEN TECHNOLOGIES LIMITED, PACIFIC GREEN GROUP LIMITED AND THE SELLING SHAREHOLDER AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

THE SELLING SHAREHOLDER

Name	Address	Number of Priveco Shares held before Closing	Total Number of Acquirer Shares to be issued by Acquirer on Closing
Pacific Green Group Limited	Bison Court, Road Town, Tortola British Virgin Islands	One ordinary share	5,000,000
	Total shares:		5,000,000

SCHEDULE 2
TO THE ASSIGNMENT AND SHARE TRANSFER AGREEMENT
AMONG PACIFIC GREEN TECHNOLOGIES, INC., PACIFIC GREEN TECHNOLOGIES LIMITED, PACIFIC GREEN GROUP LIMITED AND THE SELLING SHAREHOLDER AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

CERTIFICATE OF NON-U.S. SHAREHOLDER

In connection with the issuance of common stock (the "Acquirer Shares") of PACIFIC GREEN TECHNOLOGIES, INC., a Delaware corporation ("Acquirer"), to the undersigned, pursuant to that certain Agreement dated, 2012 (the "Agreement"), among Acquirer, PACIFIC GREEN TECHNOLOGIES LIMITED, an England and Wales corporation ("Priveco") and the shareholder of Priveco as set out in the Agreement (each, a "Selling Shareholder"), the undersigned Selling Shareholder hereby agrees, acknowledges, represents and warrants that:

1.           the undersigned is not a "U.S. Person" as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended ("U.S. Securities Act") (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.           none of the Acquirer Shares have been or will be registered under the U.S. Securities Act, or under any state securities or "blue sky" laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3.           the Selling Shareholder understands and agrees that offers and sales of any of the Acquirer Shares prior to the expiration of a period of one year after the date of original issuance of the Acquirer Shares (the one year period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.           the Selling Shareholder understands and agrees not to engage in any hedging transactions involving any of the Acquirer Shares unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.           the Selling Shareholder is acquiring the Acquirer Shares for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Acquirer Shares in the United States or to U.S. Persons;

6.           the Selling Shareholder has not acquired the Acquirer Shares as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Acquirer Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Acquirer Shares; provided, however, that the Selling Shareholder may sell or otherwise dispose of the Acquirer Shares pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7.           the statutory and regulatory basis for the exemption claimed for the sale of the Acquirer Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

8.           Acquirer has not undertaken, and will have no obligation, to register any of the Acquirer Shares under the U.S. Securities Act;

9.           Acquirer is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the Selling Shareholder contained in the Agreement and this Certificate, and the Selling Shareholder will hold harmless Acquirer from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the Selling Shareholder not being true and correct;

10.         the undersigned has been advised to consult their own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Acquirer Shares and, with respect to applicable resale restrictions, is solely responsible (and Acquirer is not in any way responsible) for compliance with applicable resale restrictions;

11.         the undersigned and the undersigned's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from Acquirer in connection with the acquisition of the Acquirer Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable by Acquirer without unreasonable effort or expense;

12.         the books and records of Acquirer were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Acquirer Shares under the Agreement have been made available for inspection by the undersigned, the undersigned's attorney and/or advisor(s);

13.         the undersigned:

   (a)          is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the undersigned is resident (the "International Jurisdiction") which would apply to the acquisition of the Acquirer Shares;

   (b)         the undersigned is acquiring the Acquirer Shares pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the undersigned is permitted to acquire the Acquirer Shares under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;
   (c)          the applicable securities laws of the authorities in the International Jurisdiction do not require Acquirer to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Acquirer Shares; and

   (d)          the acquisition of the Acquirer Shares by the undersigned does not trigger:

  (i)           any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

  (ii)          any continuous disclosure reporting obligation of Acquirer in the International Jurisdiction; and

  (iii)         the undersigned will, if requested by Acquirer, deliver to Acquirer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in Sections 13(c) and 13(d) above to the satisfaction of Acquirer, acting reasonably;

14.         the undersigned (i) is able to fend for itself in connection with the acquisition of the Acquirer Shares; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Acquirer Shares; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

15.         the undersigned is not aware of any advertisement of any of the Acquirer Shares and is not acquiring the Acquirer Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

16.         no person has made to the undersigned any written or oral representations:

   (a)          that any person will resell or repurchase any of the Acquirer Shares;

   (b)          that any person will refund the purchase price of any of the Acquirer Shares;

   (c)          as to the future price or value of any of the Acquirer Shares; or

   (d)          that any of the Acquirer Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Acquirer Shares on any stock exchange or automated dealer quotation system;

17.         none of the Acquirer Shares are listed on any stock exchange or automated dealer quotation system and no representation has been made to the undersigned that any of the Acquirer Shares will become listed on any stock exchange or automated dealer quotation system;

18.         the undersigned is outside the United States when receiving and executing this Agreement and is acquiring the Acquirer Shares as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Acquirer Shares;

19.         neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Acquirer Shares;

20.         the Acquirer Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

21.         the undersigned acknowledges and agrees that Acquirer shall refuse to register any transfer of Acquirer Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act;

22.         the undersigned understands and agrees that the Acquirer Shares will bear the following legend:

"THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT."

23.          the address of the undersigned included herein is the sole address of the undersigned as of the date of this certificate.

IN WITNESS WHEREOF, I have executed this Certificate of Non-U.S. Shareholder.

Date: , 2012
Signature

Print Name

Title (if applicable)

Address

SCHEDULE 3
TO THE ASSIGNMENT AND SHARE TRANSFER AGREEMENT
AMONG PACIFIC GREEN TECHNOLOGIES, INC., PACIFIC GREEN TECHNOLOGIES LIMITED, PACIFIC GREEN GROUP LIMITED AND THE SELLING SHAREHOLDER AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF PRIVECO

Directors:  Jospeh Grigor Kelly

Officers:
Name                                                                Office
Joseph Grigor Kelly                                       All positions

SCHEDULE 4
TO THE ASSIGNMENT AND SHARE TRANSFER AGREEMENT
AMONG PACIFIC GREEN TECHNOLOGIES, INC., PACIFIC GREEN TECHNOLOGIES LIMITED, PACIFIC GREEN GROUP LIMITED AND THE SELLING SHAREHOLDER AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

DIRECTORS AND OFFICERS OF ACQUIRER

Directors: Jordan Starkman

Officers:
Name                                                                Office
Jordan Starkman                                             All positions

SCHEDULE 5
TO THE ASSIGNMENT AND SHARE TRANSFER AGREEMENT
AMONG PACIFIC GREEN TECHNOLOGIES, INC., PACIFIC GREEN TECHNOLOGIES LIMITED, PACIFIC GREEN GROUP LIMITED AND THE SELLING SHAREHOLDER AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO LEASES, SUBLEASES, CLAIMS, CAPITAL EXPENDITURES,
TAXES AND OTHER PROPERTY INTERESTS

None.

SCHEDULE 6
TO THE ASSIGNMENT AND SHARE TRANSFER AGREEMENT
AMONG PACIFIC GREEN TECHNOLOGIES, INC., PACIFIC GREEN TECHNOLOGIES LIMITED, PACIFIC GREEN GROUP LIMITED AND THE SELLING SHAREHOLDER AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO INTELLECTUAL PROPERTY

 None

SCHEDULE 7
TO THE ASSIGNMENT AND SHARE TRANSFER AGREEMENT
AMONG PACIFIC GREEN TECHNOLOGIES, INC., PACIFIC GREEN TECHNOLOGIES LIMITED, PACIFIC GREEN GROUP LIMITED AND THE SELLING SHAREHOLDER AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO MATERIAL CONTRACTS

Representation Agreement

SCHEDULE 8
TO THE ASSIGNMENT AND SHARE TRANSFER AGREEMENT
AMONG PACIFIC GREEN TECHNOLOGIES, INC., PACIFIC GREEN TECHNOLOGIES LIMITED, PACIFIC GREEN GROUP LIMITED AND THE SELLING SHAREHOLDER AS SET OUT IN THE SHARE EXCHANGE AGREEMENT

PRIVECO EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

 None